As filed with the Securities and Exchange Commission on June 25, 2024.

Registration No. 333-280194

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSPIRE VETERINARY PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8900	85-4359258
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

780 Lynnhaven Parkway

Suite 400

Virginia Beach, Virginia 23452

Telephone: (757) 734-5464

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

The Crone Law Group, PC

One East Liberty

Suite 600

Reno, Nevada 89501

Telephone: 646-861-7891

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Mark E. Crone, Esq. Joe Laxague, Esq. Cassi Olson, Esq. The Crone Law Group, PC 420 Lexington Avenue Suite 2446 New York, NY 10170 (775) 234-5221	Ross Carmel, Esq. Jeffrey P. Wofford, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY, 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer: ☐	Accelerated filer: ☐
Non-accelerated filer: ☒	Smaller reporting company: ☒
Emerging Growth Company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing Exhibit 107 to this registration statement on Form S-1 (File No. 333-28019), (the “Registration Statement”), and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and exhibit index. This Amendment No. 2 does not contain copies of the public offering prospectus included in the Registration Statement, which remains unchanged from Amendment No.1 to the Registration Statement filed on June 24, 2024. This Amendment No. 2 consists only of the cover page, this explanatory note, the signature pages to the Registration Statement, the exhibit index and the filed exhibits.

EXHIBIT INDEX

Exhibit Number	Description
1.1(o)	Form of Placement Agent Agreement by and between the Company and Spartan Capital Securities, LLC
3.1(a)	Amended and Restated Articles of Incorporation of Inspire Veterinary Partners, Inc.(1)
3.2(a)	Articles of Conversion to Nevada corporation, dated as of June 29, 2022
3.3(b)	Second Amended and Restated By-Laws of Inspire Veterinary Partners, Inc.
3.4(c)	Certificate of Designations relating to Series A preferred stock of Veterinary Partners, Inc.
3.5(d)	First Amendment to Certificate of Designations relating to Series A preferred stock of Veterinary Partners, Inc.
3.6(l)	Second Amendment to the Certificate of Designation relating to the Series A preferred Stock of Veterinary Partners, Inc.
4.1(a)	Warrant of Kimball Carr dated as of January 1, 2023
4.2(c)	New Warrant of Target Capital 1 LLC dated June 30, 2023
4.3(c)	New Warrant of Dragon Dynamic Catalytic Bridge SAC Fund dated June 30, 2023
4.4(c)	New Warrant of 622 Capital LLC dated June 30, 2023
4.5(g)	IPO Warrant of Spartan Capital Securities, LLC dated as of August 30, 2023
4.6(e)	Registration Rights Agreement, dated November 30, 2023, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC
4.7(h)	Form of Pre-Funded Warrant in the Best-Efforts Offering
4.8(m)	Description of Registrant’s Securities
4.9(n)	Form of Pre-Funded Warrant
4.10(n)	Form of Common Warrant
5.1(o)	Form of Opinion of The Crone law Group, P.C.
10.1(e)	Common Stock Purchase Agreement, dated November 30, 2023, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC
10.2(a)†	Form of Master Lending and Credit Facility Agreement with WealthSouth, a division of Farmer’s National Bank of Danville Kentucky
10.3(a)†	Notice And Consent To Modification And Confirmation Of Guaranty By Guarantor with First Southern National Bank
10.4(a)	Employment Agreement of Kimball Carr
10.5(a)	Equity Incentive Plan of the Company
10.6(a)	Form of Asset Purchase Agreement of the Company
10.7(a)	Form of Real Estate Purchase Agreement of the Company
10.8(a)	Consulting Agreement between the Company and Alchemy Advisory LLC dated as of December 1, 2021
10.9(a)	Amendment to Consulting Agreement between the Company and Alchemy Advisory LLC dated as of November 15, 2022
10.10(a)	Capital Market Advisory Agreement between the Company and Exchange listing, LLC, dated as of December 28, 2021
10.11(a)	Consulting Agreement between the Company and Blue Heron Consulting, dated as of June 24, 2021
10.12(a)	Financial Consulting Agreement with Star Circle Advisory Group, LLC dated as of August 2, 2022
10.13(f)	Merchant Cash Advance Agreement with Cedar Advance, LLC
10.14(g)	Executive Incentive Compensation Recovery Policy
10.15(h)	Letter Agreement, dated January 19, 2024, between Inspire Veterinary Partners, Inc. and Tumim Stone Capital LLC
10.16(g)	Subscription Agreement, dated January 2, 2024, between Inspire Veterinary Partners, Inc. and Target Capital 1 LLC
10.17(h)	Form of Securities Purchase Agreement between Inspire Veterinary Partners, Inc. and purchasers
10.18(d)	Asset Purchase Agreement, dated October 27, 2023, by and among the Company, IVP PA Holding Company, LLC, Valley Veterinary Service, Inc., Michelle Bartus, VMD and Peter Nelson, VMD
10.19(h)	Form of Placement Agent Agreement between Inspire Veterinary Partners, Inc. and Spartan Capital Securities, LLC

10.20(i)†	Services Agreement, dated August 1, 2023, between Inspire Veterinary Partners, Inc. and TraqDigital Marketing Group
10.21(j)	Employment Agreement of Richard Frank
10.21(k)	Consulting Agreement, dated March 6, 2024, between Inspire Veterinary Partners, Inc. and Charles “Chuck” Keiser, DVM
10.22(k)	General Release Agreement, dated March 6, 2024, between Inspire Veterinary Partners, Inc. and the Releasors party thereto.
10.23(l)	Form of Securities Purchase Agreement dated March 28, 2024
10.24(l)	Form of Increasing OID Senior Note
10.25(n)	Form of Securities Purchase Agreement
14.1(a)	Code of Business Conduct and Ethics
21.1(i)	List of Subsidiaries
23.1(o)	Consent of Kreit & Chiu CPA LLP
23.2(o)	Consent of The Crone Law Group, P.C.
97.1(m)	Inspire Veterinary Partners Inc. Incentive Compensation Recovery Policy
101.INS*	Inline XBRL Instance Document
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107*	Fee table

*	Filed herewith.

†	Bank account information or the addresses of certain officers has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and the type of information that the registrant treats as private or confidential. An unredacted copy of the exhibit will be furnished supplementally to the SEC upon request.

+	Management contract or compensatory plan or arrangement

(a)	Incorporated by reference to Registration Statement on Form S-1/A filed May 23, 2023.

(b)	Incorporated by reference to Registration Statement on Form S-1/A filed August 2, 2023.

(c)	Incorporated by reference to Registration Statement on Form S-1/A filed July 14, 2023.

(d)	Incorporated by reference to Current Report on Form 8-K filed November 8, 2023.

(e)	Incorporated by reference to Current Report on Form 8-K filed December 6, 2023.

(f)	Incorporated by reference to Registration Statement on Form S-1/A filed August 23, 2023.

(g)	Incorporated by reference to Registration Statement on Form S-1 filed January 4, 2024.

(h)	Incorporated by reference to Registration Statement on Form S-1/A filed January 26, 2024.

(i)	Incorporated by reference to Registration Statement on Form S-1 filed January 31, 2024.

(j)	Incorporated by reference to Current Report on Form 8-K filed February 16, 2024.

(k)	Incorporated by reference to Current Report on Form 8-K filed March 12, 2024.

(l)	Incorporated by reference to the Current Report on Form 8-K filed on April 4, 2024.

(m)	Incorporated by reference to the Form 10-K filed on April 8, 2024.
(n)	Incorporated by reference to the Form S-1 filed on June 14, 2024.

(o)	Incorporated by reference to the Form S-1/A filed on June 24, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Virginia Beach, Virginia, on June 25, 2024.

INSPIRE VETERINARY PARTNERS, INC.

By:	/s/ Kimball Carr
	Name:	Kimball Carr
	Title:	Chair, President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Richard Frank
	Name:	Richard Frank
	Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Kimball Carr and Richard Frank as his or her true and lawful attorney-in-fact, each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this Registration Statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Kimball Carr	Chair, President and Chief Executive Officer	June 25, 2024
Kimball Carr	(Principal Executive Officer)

/s/ Richard Frank	Chief Financial Officer, Director	June 25, 2024
Richard Frank	(Principal Financial Officer)

/s/ Larry Alexander	Director	June 25, 2024
Larry Alexander

/s/ Charles Stith Keiser	Director, Vice Chair	June 25, 2024
Charles Stith Keiser

/s/ Peter Lau	Director	June 25, 2024
Peter Lau

/s/ Anne Murphy	Director	June 25, 2024
Anne Murphy

/s/ John Suprock	Director	June 25, 2024
John Suprock

/s/ Erinn Thomas-Mackey, DMV Erinn	Director	June 25, 2024
Thomas-Mackey, DMV

/s/ Timothy Watters	Director	June 25, 2024
Timothy Watters

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